As filed with the Securities and Exchange Commission on January 29, 1999.

                                            Registration No. 333-46951

                U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


              POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           TECO ENERGY, INC.
        (Exact name of registrant as specified in its charter)

            Florida                          59-2052286
 (State or other jurisdiction             (I.R.S. Employer
      of incorporation or              Identification Number)
         organization)

    702 North Franklin Street, Tampa, Florida 33602 (813) 228-4111 (Address, including zip code, and telephone umber, including area code, of registrant s principal executive offices)



                         ROGER H. KESSEL, ESQ.
                			     Executive Vice President
                           TECO Energy, Inc.
                       702 North Franklin Street
                         Tampa, Florida  33602
                            (813) 228-4111
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            with copies to:

                       DAVID POKROSS, JR., ESQ.
                          Palmer & Dodge LLP
                           One Beacon Street
                     Boston, Massachusetts  02108
                            (617) 573-0100


     The Registration Statement on Form S-3 (Registration No. 333-46951) registered 606,060 shares (the Shares ) of Common Stock, $1.00 par value per share, of TECO Energy, Inc. held by an existing shareholder (the Selling Shareholder ) named in the Registration Statement. As of January 29, 1999, the Selling Shareholder has not sold any of the Shares. Because the Shares are now eligible for sale pursuant to Rule 144, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated.
A c c ordingly, this Post-Effective Amendment is being filed to deregister the 606,060 unsold Shares.





                               SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 29, 1999.

                              TECO ENERGY, INC.



                              By: /s/ Gordon L. Gillette
                                   Gordon L. Gillette
                                   Vice President   Finance
                                   and Chief Financial Officer